FUND LIQUIDATIONS:

WisdomTree Strategic Corporate Bond Fund
WisdomTree Western Asset Unconstrained Bond Fund
WisdomTree Global Real Return Fund


   Registrant incorporates by reference Form 497, dated and filed on June 23, 2017.
   (SEC Accession No. 0001193125-17-211734)